UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Harry A. Wolin, Esq.

Senior Vice President, General Counsel and Secretary

Advanced Micro Devices, Inc.

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(408) 749-4000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	16,500,000	$4.36	$71,940,000	$9,812.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 19332, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($4.40) and low ($4.31) sale prices of the common stock, as reported on the New York Stock Exchange on July 15, 2013.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the Plan are exercised or restricted stock units granted under the Plan vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8:

•

This registration statement is filed solely to register an additional 16,500,000 shares of our common stock reserved for issuance under the Plan, which increase was approved by our Board of Directors on May 7, 2013 and our stockholders on July 12, 2013; and

•

The contents of our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004, our registration statement on Form S-8 (File No. 333-134853) filed with the SEC on June 8, 2006, our registration statement on Form S-8 (File No. 333-159367) filed with the SEC on May 20, 2009, our registration statement on Form S-8 (File No. 333-166616) filed with the SEC on May 7, 2010 and our registration statement on Form S-8 (File No. 333-181451) filed with the SEC on May 16, 2012 are incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (File No. 001-07882):

•

Our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2013 Annual Meeting of Stockholders, filed with the SEC on March 25, 2013;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2013, filed with the SEC on May 6, 2013;

•	Our Current Report on Form 8-K filed with the SEC on January 2, 2013;

•	Our Current Report on Form 8-K filed with the SEC on January 22, 2013 (Item 2.05 only);

•	Our Current Report on Form 8-K filed with the SEC on February 12, 2013;

•	Our Current Report on Form 8-K filed with the SEC on February 26, 2013;

•	Our Current Report on Form 8-K filed with the SEC on March 12, 2013;

•	Our Current Report on Form 8-K filed with the SEC on March 26, 2013;

•	Our Current Report on Form 8-K filed with the SEC on May 22, 2013;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on May 30, 2013;

•	Our Current Report on Form 8-K filed with the SEC on June 12, 2013;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on June 14, 2013;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on July 12, 2013;

•	Our Current Report on Form 8-K filed with the SEC on July 19, 2013; and

•

The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on September 14, 1979, including any subsequently filed amendments and reports updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 16th day of July, 2013.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
Devinder Kumar
Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rory Read, Devinder Kumar and Harry A. Wolin, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rory P. Read Rory P. Read	President and Chief Executive Officer (Principal Executive Officer), Director	July 16, 2013

/s/ Devinder Kumar Devinder Kumar	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2013

/s/ W. Michael Barnes W. Michael Barnes	Director	July 15, 2013

/s/ John E. Caldwell John E. Caldwell	Director	July 16, 2013

/s/ Henry W.K. Chow Henry W.K. Chow	Director	July 17, 2013

/s/ Bruce L. Claflin Bruce L. Claflin	Chairman of the Board	July 16, 2013

/s/ Nicholas M. Donofrio Nicholas M. Donofrio	Director	July 15, 2013

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director	July 16, 2013

/s/ Martin L. Edelman Martin L. Edelman	Director	July 15, 2013

/s/ John R. Harding John R. Harding	Director	July 16, 2013

/s/ Ahmed Yahia Al Idrissi Ahmed Yahia Al Idrissi	Director	July 17, 2013

INDEX TO EXHIBITS

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.

10.1	Advanced Micro Devices, Inc. Amended and Restated 2004 Equity Incentive Plan.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).